UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IBERIABANK CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF CHANGE OF LOCATION OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2020

To the Shareholders of IBERIABANK Corporation:

NOTICE IS HEREBY GIVEN that the location of the Special Meeting of Shareholders of IBERIABANK Corporation (“IBKC”) to vote on the Agreement and Plan of Merger entered into by IBKC and First Horizon National Corporation (“First Horizon”) and related matters as described in the previously distributed joint proxy statement/prospectus has been changed. As previously announced, the Special Meeting will be held on Friday, April 24, 2020 at 10:00 a.m. Central Time. Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, associates and community, the Special Meeting will be held online in a virtual meeting format only via live webcast. You will not be able to attend the Special Meeting in person.

Record Date. As described in the previously distributed joint proxy statement/prospectus for the Special Meeting, you are entitled to participate in the Special Meeting if you were a shareholder of record as of the close of business on February 24, 2020, the record date, or hold an appropriate legal proxy for the meeting provided by your broker, bank or other nominee.

How to Attend. To attend the Special Meeting, please go to http://www.meetingcenter.io/202554549 before the scheduled start time. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Shareholder”. If you join as a “Shareholder” you will be required to have a control number and password. The password for the meeting is IBKC2020.

Shareholders of Record. If you were a holder of record of IBKC common stock as of the close of business on the record date and have your control number, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. For record shareholders, the control number can be found on your proxy card or notice, or email, you previously received.

Beneficial Owners. If you hold your shares in “street name” through a broker, bank or other nominee, you must register in advance to attend the Special Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of IBKC common stock you held as of the record date, along with your name and email address, to Computershare. Please forward the email from your broker, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com. Your email request for registration must be titled “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on April 21, 2020. You will receive a confirmation email of your registration from Computershare.

Attending as a Guest: If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions during the virtual meeting.

Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed for the Special Meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

This Notice should be read in conjunction with the Proxy Statement. Any information in this Notice that is inconsistent with the Proxy Statement supersedes the information originally provided in the Proxy Statement.

By Order of the Board of Directors,

Daryl G. Byrd
President and Chief Executive Officer

April 10, 2020